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                                                                  Exhibit 3.2(a)

                                     BY-LAWS


                                       OF


                              SOUTHERN PERU LIMITED


                   (FORMERLY SOUTHERN PERU COPPER CORPORATION)






                                -----------------




                          AS AMENDED FEBRUARY 20, 1976,
                          APRIL 19, 1976, MAY 11, 1977,
                        APRIL 30, 1980 AND APRIL 10, 1986
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                                     BY-LAWS

                                       OF

                              SOUTHERN PERU COPPER
                                   CORPORATION
                            (A DELAWARE CORPORATION)

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                                   ARTICLE I.

                            MEETINGS OF STOCKHOLDERS.

         SECTION 1. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before the meeting shall be held at 11 o'clock in the forenoon on the third Wednesday of April in each year, if not a legal holiday, or, if a legal holiday, then on the next succeeding day not a legal holiday.

         SECTION 2. Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board, the President, or the Board of Directors, and shall be called by the Chairman of the Board, the President or the Secretary upon the written request of stockholders holding of record in the aggregate one-tenth or more of the outstanding shares of stock of the Corporation entitled to vote, such written request to state the purpose or purposes of the meeting and to be delivered to the Chairman of the Board, the President or the Secretary.

         SECTION 3. Place of Meeting. All meetings of the stockholders shall be held at the principal office of the Corporation in New York City or at such other place, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice, except as otherwise required by statute.

         SECTION 4. Notice of Meetings. Except as otherwise required by statute, the Secretary or an Assistant Secretary shall cause notice of the time, place and purpose or purposes of each meeting of the stockholders (whether annual or special) to be mailed, at least ten (but not more than sixty) days prior to the meeting to each stockholder of record entitled to vote at his post office address as the same appears on the books of the Corporation at the time of such mailing.

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Notice of any meeting of stockholders shall not be required to be given to any person who may become a stockholder of record after such mailing of such notice and prior to the meeting, or to any stockholder who shall sign a waiver of such notice in writing, whether before or after the time of such meeting. Notice of any adjourned meeting of the stockholders of the Corporation shall not be required to be given, unless otherwise required by statute.

         SECTION 5. List of Stockholders, entitled to vote. The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         SECTION 6. Quorum. At all meetings of the stockholders the presence in person or by proxy of stockholders holding of record in the aggregate a majority of the outstanding shares of stock of the Corporation entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum at any meeting of the stockholders, the stockholders holding of record in the aggregate at least a majority of the outstanding shares of stock of the Corporation entitled vote and present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer authorized to preside at or act as Secretary of such meeting, may adjourn such meeting from time to time, for a period not exceeding twenty days at any one time, until a quorum shall be present. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

         SECTION 7. Voting. Except as otherwise provided by statute, at each meeting of the stockholders each stockholder holding of record stock of the Corporation entitled to vote shall be entitled to one vote for each share of such stock held by him and registered in his name on the books of the Corporation at the time of such meeting unless, pursuant to the provisions of
Section 5 of Article VI of these By-Laws, a date shall have been fixed as a record date for the determination of the stockholders entitled to vote. At each meeting of the stockholders each stockholder entitled to vote shall be entitled to vote in person or

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by proxy, provided, however, that the right to vote by proxy shall exist only in case the instrument authorizing such proxy to act shall have been executed in writing by the stockholder himself, or by his attorney thereunto duly authorized in writing. At all meetings of the stockholders, all matters, other than those the manner of deciding which is expressly regulated by statute or by the Certificate of Incorporation or by Sections 3 or 9 of Article II of these By-Laws, shall be decided by the vote of the stockholders holding of record in the aggregate at least a majority of the outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy. Shares belonging to the Corporation shall not be voted.

         SECTION 8. Consent of stockholders in lieu of meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE II.

                               BOARD OF DIRECTORS.

         SECTION 1. General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors.

         SECTION 2. Number, Term of Office and Qualifications. The member of directors which shall constitute the whole Board of Directors shall be such number not less than three nor more than fifteen, which number may be changed by amendment of these By-Laws. The directors shall be elected annually at the annual meetings of the stockholders, and each director (whether elected at any annual meeting or to fill a vacancy or otherwise) shall hold office until his successor is elected and qualified or until his death or until he shall resign in the manner provided in Section 8 of this Article II, or shall have been removed in the manner provided in Section 9 of this Article II. In case of any increase in the number of directors, additional directors to fill the vacancies in the Board of Directors caused by such increase shall be elected by the stockholders entitled to vote.

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         SECTION 3. Election of Directors. At each meeting of the stockholders for the election of directors, the directors shall be elected by a plurality of the votes cast at such election by the stockholders entitled to vote.

         SECTION 4. Annual and Regular Meetings. The annual meeting of the Board of Directors may be held in each year immediately after the annual meeting of the stockholders at the place of such annual meeting of stockholders, and if so held no notice of such annual meeting need be given to any director of the Corporation. If the annual meeting of the Board of Directors shall not be so held immediately after the annual meeting of stockholders in any year, such meeting shall be held as soon thereafter as practicable, upon the notice provided for in Section 5 of this Article II in the case of special meetings, at such time and place (which may be within or outside the State of Delaware) as may be specified in the notice or waiver of notice of such meeting. The Board of Directors from time to time may provide for the holding of other regular meetings of the Board of Directors and fix the time and place (which may be within or outside of the State of Delaware) thereof. Notice of regular meetings shall not be required to be given; provided, however, that in case the Board of Directors shall fix or change the time or place of regular meetings, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his usual place of business.

         SECTION 5. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President or by one of the directors at such time and place (which may be within or outside of the State of Delaware) as may be specified in the respective notices or waivers of notice thereof. Except as otherwise required by statute, notice of each special meeting shall be mailed to each director addressed to him at his usual place of business at least three days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable or shall be delivered to him personally, not later than two days before the day on which the meeting is to be held; provided, however, that if the meeting is to be held outside the United States, the notice, if mailed, shall be mailed at least ten days before the day on which the meeting is to be held, or, if sent by telegram, radio or cable, or delivered personally, shall be so sent or delivered not later than five days before the day on which the meeting is to be held. Notice of any special meeting shall not be required to be given to any director who shall attend such meeting in person, or to any director who shall waive notice of such meeting in writing or by telegram, radio or cable, whether before or after the time of such meeting; and any such meeting shall be a legal meeting without any notice thereof having been given if all the directors shall be present thereat. Notice of any adjourned meeting shall not be required to be given.

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         SECTION 6. Quorum and Manner of Acting. If the Board of Directors
consists of fourteen or more persons, the presence of at least nine directors shall be necessary and sufficient to constitute a quorum for the transaction of business at meetings, and the affirmative vote of at least nine directors shall be necessary for the adoption of any resolution or the taking of any action. If only twelve or thirteen persons have been elected as directors, the presence of at least eight directors shall be necessary and sufficient to constitute a quorum for the transaction of business at meetings, and the affirmative vote of at least eight directors shall be necessary for the adoption of any resolution or the taking of any action. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Any director who is not to be present at any meeting of directors shall have the right to send an observer to attend such meeting in his place. Such observer shall not be counted in determining whether or not a quorum is present and shall not have any vote.

         SECTION 7. Consent of Board of Directors or Committee in Lieu of Meeting; Telephone Meeting. Unless otherwise restricted by the Certificate of Incorporation or in these By-Laws, (a) any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or Committee, and (b) any member or members of the Board of Directors or of any Committee thereof may participate in a meeting of the Board or Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

         SECTION 8. Resignations. Any director may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

         SECTION 9. Removal of Directors. Any director may be removed at any time, either for or without cause, by the affirmative vote in person or by proxy of stockholders holding of record in the aggregate a majority of the outstanding shares of stock of the Corporation entitled to vote, given at a special meeting of said stockholders called for the purpose. Any vacancy in the Board of Directors caused by any such removal shall be filled by such stockholders at such meeting.

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         SECTION 10. Vacancies. If any vacancy shall occur in the Board of
Directors by reason of death, resignation or otherwise, the remaining directors shall continue to act. Vacancies shall be filled by a plurality of the votes cast by the stockholders entitled to vote at the annual meeting or at any special meeting of said stockholders called for the purpose.

         SECTION 11. Indemnification of Directors and Officers. The Corporation shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which the Corporation owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders, or otherwise. The Corporation shall have the right to intervene in and to defend all such actions, splits or proceedings brought against any such director or officer or former director or officer or person. Whenever in this paragraph a director or officer or former director or officer or a person is referred to, such reference shall be inclusive of his heirs, executors and administrators.

         Each director of the Corporation and each member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officials, or by an independent certified public accountant, or by an appraiser, selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

         A director of the Corporation shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

         SECTION 12. Designation as Director Emeritus. The Board of Directors acting as such or through the Executive Committee may, in its sole discretion, grant the honorary title of Director Emeritus to a former Director of the

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Corporation in recognition of service to the Corporation. Such title shall be honorary only, and a Director Emeritus shall not be a "Director" as that term is used in these By-laws or in any document of the Corporation. Any such Director Emeritus shall have no duties or responsibilities to the Corporation, nor any authority to act on behalf of the Corporation or receive any compensation from it solely by virtue of holding such title.

                                  ARTICLE III.

                              EXECUTIVE COMMITTEE.

         SECTION 1. Power. During the intervals between meetings of the Board of Directors, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors, except as prohibited by statute, in the management of the business and affairs of the Corporation, including the power and authority of the Board to declare a dividend and to authorize the issuance of stock, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

         SECTION 2. Designation of Members; Qualifications; Term of Office; Alternate Members. The Board of Directors, by resolution or resolutions passed in the manner provided in Section 6 of Article II, shall designate from among its members an Executive Committee of five members. Thereafter, members of the Executive Committee shall be designated annually, in like manner, at the annual meetings of the Board of Directors. Each member of the Executive Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall be and remain a director and shall hold office until his successor shall have been designated or until he shall cease to be a director or until his death or until he shall resign in the manner provided in
Section 5 of this Article III or shall have been removed in the manner provided in Section 6 of this Article III. Any member of the Executive Committee may appoint, by an instrument in writing filed with the Secretary of the Corporation, another member of the Board of Directors to serve as his alternate on the Executive Committee. During any meeting of the Executive Committee which shall be attended by an alternate so appointed and not attended by the member who appointed such alternate, the alternate shall be deemed a member of the Executive Committee for all purposes in the place of the member who appointed him.

         SECTION 3. Meetings; Notices; Records. The Executive Committee may hold regular and special meetings at such place or places (within or outside the State of Delaware) and at such time or times as it shall determine from time to time. Notice of regular meetings shall not be required to be given; provided,

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however, that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each member who shall not have been present at the meeting at which such action was taken, addressed to him at his usual place of business. Notice of each special meeting shall be mailed to each member addressed to him at his usual place of business at least three days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable or shall be given to him personally or by telephone, not later than two days before the day on which the meeting is to be held; provided, however, that if the meeting is to be held outside the United States, the notice, if mailed, shall be mailed at least ten days before the day on which the meeting is to be held, or, if sent by telegram, radio or cable, or delivered personally, shall be so sent or delivered not later than five days before the day on which the meeting is to be held. Notice of any special meeting need not be given to any member who (or the alternate of whom) shall attend such meeting in person, or who shall waive notice thereof in writing or by telegram, radio or cable, whether before or after the time of such meeting; and any such meeting shall be a legal meeting without any notice thereof having been given if all the members shall be present thereat (a member being deemed present if his alternate is present). No notice need be given to any alternate member, and no notice need be given of any adjourned meeting. The Executive Committee shall keep a record of its proceedings.

         SECTION 4. Quorum and Manner of Acting. At all meetings of the Executive Committee the presence of at least four members shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of all members who are present shall he necessary for the adoption of any resolution or the taking of any action. All questions on which such a vote shall not have been obtained shall be referred to the Board of Directors.

         SECTION 5. Resignations. Any member of the Executive Committee may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

         SECTION 6. Removal. Any member of the Executive Committee may be removed at any time, either for or without cause, by resolution passed at any meeting of the Board of Directors in the manner provided in Section 6 of Article II.

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         SECTION 7. Vacancies. If any vacancy shall occur in the Executive
Committee by reason of disqualification, death, resignation, removal or otherwise, the remaining members shall continue to act and such vacancy may be filled at any meeting of the Board of Directors by resolution passed in the manner provided in Section 6 of Article II.

                                   ARTICLE IV.

                                    OFFICERS.

         SECTION 1. Number. The officers of the Corporation shall be a Chairman of the Board, a President, a Chairman of the Executive Committee, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Treasurer, a Comptroller, a Secretary, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV.

         SECTION 2. Election, Term of Office and Qualifications. Each officer (except such officers as may be appointed in accordance with the provisions of Section 3 of this Article IV) shall be elected by the Board of Directors annually at its annual meeting. Each such officer (whether chosen at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold his office until his successor shall have been elected and qualified, or until his death, or until he shall resign in the manner provided in Section 4 of this
Article IV or shall have been removed in the manner provided in Section 5 of this Article IV. The Chairman of the Board, the President and the Chairman of the Executive Committee shall each be and remain a director of the Corporation while occupying such office. Any other officer may but need not be a director of the Corporation. Any two of such offices may be held by any one person except the offices of President and Vice-President.

         SECTION 3. Subordinate Officers and Agents. The Board of Directors, or the Chairman of the Board or the President, with the approval of the Board of Directors, may from time to time appoint such other officers and agents as the Board, the Chairman of the Board or the President may deem necessary or advisable, to hold office for such period, have such authority and perform such duties as may be determined from time to time by the Board of Directors, the Chairman of the Board or the President.

         SECTION 4. Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Unless otherwise

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specified in such written notice, such resignation shall take effect upon receipt thereof.

         SECTION 5. Removal. The officers specifically designated in Section 1 of this Article IV may be removed, either for or without cause, at any special meeting of the Board of Directors called for the purpose, by resolution passed in the manner provided in Section 6 of Article II. The officers and agents appointed in accordance with the provisions of Section 3 of this Article IV may be removed, either for or without cause, at any meeting of the Board of Directors, by resolution passed in the manner provided in Section 6 of Article II, or by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

         SECTION 6. Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled in the manner provided in this Article IV for regular election or appointment to such office.

         SECTION 7. The Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation, and, subject to the direction of the Board of Directors, he shall have general supervision over the business and affairs of the Corporation and over its officers and agents. He shall preside at all meetings of the stockholders and of the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He may sign certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors. From time to time he shall report to the Board of Directors all matters within his knowledge which the interests of the Corporation may require to be brought to their notice. He shall perform such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors.

         SECTION 8. The President. The President shall be the chief operating officer of the Corporation and, subject to the direction of the Board of Directors and the Chairman of the Board, shall have general management and control of all of its properties. Whenever the Chairman of the Board is unable to serve by reason of illness or otherwise, or in the event of and during the period of a vacancy in that office, the President shall be the chief executive officer of the Corporation and shall exercise all powers of the Chairman of the Board. In the absence of the Chairman of the Board, he shall preside at all meetings of the stockholders or of the Board of Directors at which he is present. He may sign certificates of stock of the Corporation the issuance of which shall have been authorized by the Board of Directors. He shall perform such other duties as are given to him by these

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By-Laws or as may from time to time be assigned to him by the Board of Directors or the Chairman of the Board.

         SECTION 9. The Chairman of the Executive Committee. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee and shall perform such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors.

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         SECTION 10. The Executive Vice Presidents. Each Executive Vice
President shall perform such duties as shall be assigned to him by the Chairman of the Board. In the absence or in the case of the death or disability of the Chairman of the Board, the President and Chairman of the Executive Committee, the Executive Vice President designated by the Chairman of the Board or by the Board of Directors shall perform the duties of the Chairman of the Board and, when so acting, such Executive Vice President shall have and exercise all the powers of the Chairman of the Board.

         SECTION 11. The Senior Vice Presidents. Each Senior Vice President shall perform such duties as shall be assigned to him by the Chairman of the Board. In the absence or in the case of the death or disability of the Chairman of the Board, the President and Chairman of the Executive Committee, and the Executive Vice President, the Senior Vice President designated by the Chairman of the Board or by the Board of Directors shall perform the duties of the Chairman of the Board and, when so acting, such Senior Vice President shall have and exercise all the powers of the Chairman of the Board.

         SECTION 12. The Vice Presidents. The Vice President or Vice Presidents, in the order of election as shown in the minutes, at the request of the Chairman of the Board, the President, an Executive Vice President, or a Senior Vice President, or in the absence or inability of the Chairman of the Board, the President, the Executive Vice Presidents and the Senior Vice Presidents to act, shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all restrictions upon the President. Any Vice President may sign certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors. Each Vice President shall perform such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

         SECTION 13. The Treasurer. The Treasurer shall

                  (a) have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation;

                  (b) cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 3 of
         Article V of these By-Laws or to be otherwise dealt with in such manner as the Board of Directors may direct;

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                  (c) cause the funds of the Corporation to be disbursed by
         checks or drafts upon the authorized depositaries of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed;

                  (d) render to the Chairman of the Board, the President or the Board of Directors, whenever requested, a statement of all his transactions as Treasurer;

                  (e) sign (unless the Secretary, an Assistant Secretary or an Assistant Treasurer shall sign ) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors; and

                  (f) in general, perform all duties incident to the office of Treasurer and such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

         SECTION 14. The Comptroller. The Comptroller shall be the chief accounting officer of the Corporation. He shall

                  (a) keep just, true, correct and suitable cash, check and bank books, showing particularly all the moneys received, deposited, drawn and disbursed, for what, and from whom received, to whom and for what paid;

                  (b) keep account of all assets and liabilities of the Corporation;

                  (c) see that all payments of moneys by the Corporation are duly authorized;

                  (d) be the custodian, subject to the Treasurer, of all securities, contracts and other evidences of the assets of the Corporation;

                  (e) be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all transactions of the Corporation;

                  (f) render to the Chairman of the Board, the President or the Board of Directors, whenever requested, such statements and accounts as may be required; and

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                  (g) in general, perform all duties incident to the office of
         Comptroller and such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

         SECTION 15. The Secretary. The Secretary shall

                  (a) record all the proceedings of the meetings of the stockholders and Board of Directors in a book to be kept for that purpose;

                  (b) cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by statute;

                  (c) be custodian of the records and of the seal of the Corporation, and cause such seal or a facsimile thereof to be affixed to all certificates representing stock of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws;

                  (d) see that the books, reports, statements, certificates and other documents and records required by statute are properly kept and filed;

                  (e) have charge of the stock books of the Corporation and cause the stock and transfer books to be kept in such manner as to show at any time the amount of stock of the Corporation of each class issued and outstanding, the manner in which and the time when such stock was paid for, the names alphabetically arranged and the addresses of the holders of record thereof, the number of shares held by each and the time when each became such holder of record; and exhibit at all reasonable times to any director, upon application, the original or duplicate stock register;

                  (f) sign (unless the Treasurer, an Assistant Treasurer or Assistant Secretary shall sign ) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors; and

                  (g) in general, perform all duties incident to the office of Secretary and such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

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
         SECTION 16. Surety Bonds. In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

                                   ARTICLE V.

                     EXECUTION OF INSTRUMENTS, BORROWING OF
                      MONEY AND DEPOSIT OF CORPORATE FUNDS.

         SECTION 1. Execution of Instruments. All contracts of, and other instruments requiring execution by, the Corporation shall be signed by either the Chairman of the Board, the President, the Chairman of the Executive Committee, an Executive Vice President, a Senior Vice President, a Vice President, or the Treasurer and by the Comptroller, an Assistant Comptroller, the Secretary, an Assistant Secretary, or an Assistant Treasurer; provided, however, that authority to sign any contracts of, or other instruments requiring execution by, the Corporation may be conferred by the Board of Directors upon any person or persons whether or not such person or persons be officers of the Corporation; and provided, further, that such person or persons may delegate, from time to time, by instrument in writing, all or any part of such authority to any other person or persons if authorized so to do by the Board of Directors.

         SECTION 2. Indebtedness. When so authorized by the Board of Directors, any officer or agent of the Corporation may effect loans and advances at any time for the Corporation secured by mortgage or pledge of the Corporation's property or otherwise, and may do every act and thing necessary or proper in connection therewith. Such authority may be general or confined to specific instances.

         SECTION 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select, or as may be selected by any officer or officers, or agent or agents, authorized so to do by the Board of Directors.

         SECTION 4. Checks, Drafts, Etc. All notes, drafts, acceptances, checks, endorsements, and all evidences of indebtedness of the Corporation whatsoever, shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposits to the credit of the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board of Directors from time to time may determine.

         SECTION 5. Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the President, the Chairman of the Executive Committee, an Executive Vice President, a Senior Vice, President, a Vice President, or the Treasurer and by the Secretary or an Assistant Secretary of the Corporation, or by any other person or persons thereunto authorized by the Board of Directors.

                                   ARTICLE VI.

                                SHARES OF STOCK.

         SECTION 1. Certificates of Stock. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the President, the Chairman of the Executive Committee, an Executive Vice President, a Senior Vice President, or a Vice President and the Treasurer, or an Assistant Treasurer, or the Secretary, or an Assistant Secretary (or signed in such other manner as may be permitted by statute) certifying the number of shares owned by him in the Corporation. Certificates representing shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors and the seal of the Corporation or a facsimile thereof shall be affixed thereto. There shall be entered upon the stock books of the Corporation at the time of issuance of each share the number of the certificate issued, the name of the person owning the shares represented thereby, the number and class of such shares and the date of issuance thereof. Every certificate exchanged or returned to the Corporation shall be marked "Cancelled," with the date of cancellation.

         SECTION 2. Transfer of Stock. Transfer of shares of the stock of the Corporation shall be made on the books of the Corporation by the holder of record thereof, or by his attorney thereto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Corporation, and on surrender of the certificate or certificates representing such shares. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Delaware.

         SECTION 3. Regulations. Subject to the provisions of this Article VI the Board of Directors may make such rules and regulations as they may deem expedient concerning the issuance, transfer and registration of certificates for shares of the stock of the Corporation.

         SECTION 4. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing shares of stock of the Corporation, and may require all such certificates to bear the signature of either or both.

         SECTION 5. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

         SECTION 6. Lost, Stolen or Destroyed Certificates. The holder of any shares of stock of the Corporation shall immediately notify the Corporation and its transfer agents and registrars, if any, of any loss, theft or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of the lost, stolen or destroyed certificate or his legal representatives to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claim that may be made against it or any such transfer agent or registrar on account of the alleged loss, theft or destruction of any such certificate. A new certificate may be issued without requiring any Bond when, in the judgment of the Board of Director, it is proper so to do.

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
                                  ARTICLE VIII.

                                    OFFICES.

         The Corporation may establish and maintain one or more offices outside of the State of Delaware, in such places as the Board of Directors from time to time may deem advisable.

                                  ARTICLE VII.

                                 CORPORATE SEAL.

         The Corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Delaware and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

                                   ARTICLE IX.

                                  FISCAL YEAR.

         The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of the following December.

                                   ARTICLE X.

                                   AMENDMENTS.

         All By-Laws of the Corporation shall be subject to alteration or repeal, and new By-Laws may be made, by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares of stock of the Corporation entitled to vote at any meeting.

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
                                   ARTICLE XI.

                            STOCKHOLDERS' AGREEMENT*

         So long as the Agreement, dated September 30, 1955, between American Smelting and Refining Company, Cerro de Pasco Corporation, Newmont Mining Corporation, Phelps Dodge Corporation and the Corporation shall be in effect, no action under these By-Laws or by way of amendment of these By-Laws shall be taken by any party or successor party to such Agreement, or by any representative of any such party or successor party, which would be inconsistent with any of the provisions of such Agreement.




------------
         *This Agreement has been amended by supplemental agreements among such parties or their successors, dated March 24, 1959, August 2, 1960, June 21, 1968, April 19, 1976, March 31, 1982, January 1, 1986 and May 30, 1988. The name of American Smelting and Refining Company changed to ASARCO Incorporated effective April 23, 1975. The name of Cerro de Pasco Corporation became Cerro Corporation effective January 1, 1961 and the latter corporation was merged into Cerro-Marmon Corporation effective February 24, 1976. Cerro-Marmon Corporation changed its name to The Marmon Group, Inc., effective June 3, 1977.

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